Exhibit 99.1

FOR IMMEDIATE ISSUE

Stagwell Inc. (STGW) Announces Pricing of Additional Offering of Senior Notes

NEW YORK, August 25, 2021 -- (NASDAQ:STGW) -- Stagwell Inc. (“Stagwell”) today announced the pricing of the offering (the “Add-On Offering”) by its subsidiary, Midas OpCo Holdings LLC (the “Issuer”), of an additional $100 million of the Issuer’s 5.625% senior unsecured notes due 2029 (the “New Notes”). The Issuer previously issued $1 billion of its 5.625% senior unsecured notes due 2029 on August 20, 2021 (the “Original Notes”). The New Notes were priced on August 25, 2021 at a price of 100.00% of the principal amount. The New Notes will be issued under the indenture governing the Original Notes and will be treated as a single series with the Original Notes for all purposes under the indenture. The New Notes will have the same terms as the Original Notes, other than with respect to certain terms, including the date of issuance. The precise timing, size and terms of the Add-On Offering are subject to market conditions and other factors. No assurance can be made that the Add-On Offering will be consummated on its proposed terms or at all.

The Issuer intends to use the net proceeds from the Add-On Offering to reduce credit facility borrowings and for general corporate purposes. The New Notes will be guaranteed by all of Stagwell’s domestic subsidiaries that guarantee the Original Notes.

The New Notes and the related note guarantees are being offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes and the related note guarantees have not been, and will not be, registered under the Securities Act or any state securities laws. The New Notes and the related note guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the New Notes are being made only by means of a private offering circular. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Stagwell Inc.

Stagwell is the challenger holding company built to transform marketing. Stagwell delivers scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, Stagwell’s 12,000+ specialists in 30+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients.

Forward-Looking Statements

This communication may contain certain forward-looking statements (collectively, “forward-looking statements”) within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended. Statements in this document that are not historical facts, including statements about Stagwell’s beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as “estimate,” “project,” “target,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “should,” “would,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “future,” “assume,” “forecast,” “focus,” “continue,” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors. Such forward-looking statements may include, but are not limited to, statements related to future financial performance and the future prospects of the business and operations of Stagwell. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement, including the risks identified in our filings with the Securities Exchange Commission (the “SEC”).

These forward-looking statements are subject to various risks and uncertainties, many of which are outside Stagwell's control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the caption “Risk Factors” in Stagwell’s Annual Report on Form 10-K for the year-ended December 31, 2020 under Item 1A and under the caption “Risk Factors” in Stagwell’s Quarterly Report on Form 10-Q for the quarter-ended June 30, 2021 under Item 1A. Unless required by law, Stagwell undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contact:

Michaela Pewarski

michaela.pewarski@stagwellglobal.com

646-429-1812

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